Exhibit 10

LEASE FOR:

BANK BUILDING AT

BRENTWOOD SHOPPES

224 NORTH POTTSTOWN PIKE,

EXTON, PENNSYLVANIA

LANDLORD:

100 BRENTWOOD ASSOCIATES, LP

TENANT:

THE BRYN MAWR TRUST COMPANY

22. Total or Partial Destruction	18

23. Eminent Domain	19

24. Assignment and Subletting	19

25. Custom and Usage	20

26. Performance of TENANT’S Covenants	20

27. Events of Default	20

28. LANDLORD’S Remedies	21

29. Accord and Satisfaction	24

30. Subordination of Lease	24

31. TENANT’S Attornment	25

32. Lease Subject to Financing Requirement	26

33. Entire Agreement	26

34. TENANT Will Quit	26

35. Bankruptcy and Insolvency	26

36. Mechanic Liens	30

37. Miscellaneous	31

38. Recording	31

39. Notice of LANDLORD Default	31

40. Succession	31

41. Limited Liability	32

42. Brokers	32

43. Notices	32

44. Severability	32

45. Corporate Tenants	32

46. Execution of Lease	32

47. Guarantees	33

48. Security	33

49 First Months’ Rent	33

EXHIBIT “A”	34

EXHIBIT “B”	35

EXHIBIT “C”	36

EXHIBIT “D”	38

THIS AGREEMENT, made the 16th day of March, 2004, by and between 100 BRENTWOOD ASSOCIATES, LP (hereinafter called LANDLORD), of the one part and THE BRYN MAWR TRUST COMPANY and subsidiaries (hereinafter called TENANT), of the other part.

BASIC LEASE PROVISIONS

The following Basic Lease Provisions embody the agreement of the parties hereto, subject to further terms and conditions hereinafter set forth elsewhere in this Lease.

(1) Term: 10 years.

(2) Projected Possession Date: April 1, 2004.

(3) Rent Commencement Date: April 1, 2004.

(4) Lease Expiration Date: March 31, 2014, unless renewed as described below.

(5) Fixed Minimum Rent: TENANT shall pay to LANDLORD a guaranteed annual minimum rent (“Fixed Minimum Rent”) for each of the following periods during the Term as follows:

TIME PERIOD	ANNUAL AMOUNT	MONTHLY AMOUNT
1. From the Rent Commencement Date through the end of the sixtieth full calendar month	$150,000.00	$12,500.00

2. From the beginning of the sixty-first month through the end of the one hundred twentieth month.	$172,500.00	$14,375.00

TENANT shall pay for all utilities, including but not limited to, electric, water and sewer, consumed within the Leased Premises from the Possession Date and thereafter throughout the Term.

Each such installment of Fixed Minimum Rent shall be due and payable on or before the first day of each calendar month in the Original Term, in advance, at the office of LANDLORD or at such place as may be designated by LANDLORD from time to time, without any prior demand therefor and without any deduction or setoff whatsoever, the first installment to be paid on the Rent Commencement Date whether or not the Rent Commencement Date is the first day of a calendar month. In the event that the Rent Commencement Date of the Term shall be a day other than the first day of a calendar month, TENANT’s first payment of Fixed Minimum Rent shall be prorated for the fractional month between the Commencement Date and the first day of the first full calendar month in the Term, on a per diem basis (calculated on a thirty (30) day month). LANDLORD may accept any payment by TENANT of a lesser amount than shall be due from TENANT without prejudice to any rights or remedies which LANDLORD may have against TENANT. Any endorsement or statement on any check accepted by LANDLORD, or any statement in correspondence accompanying such check, that acceptance of such lesser amount is payment in full, shall be given no effect. All rent shall be paid in United States currency and shall, if other than cash, be drawn on a United States bank.

Option.

Provided that TENANT is not in default, TENANT shall be entitled to exercise an option to extend the term of this Lease for a period of ten (10) years beginning upon the expiration of the Original Term. TENANT shall automatically exercise its option, unless it provides LANDLORD with written notice of its intention not to exercise the option not less than one hundred eighty (180) days prior to the expiration of the Original Term. In the event that TENANT exercises said option, TENANT shall pay to LANDLORD a guaranteed Annual Minimum Rent (“Fixed Minimum Rent”) for each of the following time periods during the Option Term as follows:

TIME PERIOD	ANNUAL AMOUNT	MONTHLY AMOUNT
1. From the Option Commencement Date through the end of the sixtieth full calendar month	$198,375.00	$16,531.25

2. From the beginning of the sixty-first month through the end of the one hundred twentieth month.	$228,131.25	$19,010.94

Each such installment of Fixed Minimum Rent shall be due and payable on or before the first day of each calendar month in the Option Term, in advance, at the office of LANDLORD or at such other place as may be designated by LANDLORD from time to time without any prior demand therefore and without any deduction or set-off whatsoever, the first installment to be paid on the first day of the first calendar month of the Option Term. LANDLORD may accept any payment by TENANT of a lesser amount than shall be due from TENANT without prejudice to any rights or remedies which LANDLORD may have against the TENANT. Any endorsement or statement on any check accepted by LANDLORD or any statement in correspondence accompanying said check, that acceptance of such lesser amount is payment in full, shall be given no effect. All rent shall be paid in United States currency and shall, if other than cash, be drawn on a United States bank.

Second Option.

Provided that TENANT is not in default, TENANT shall be entitled to exercise a second option to extend the term of this Lease for a period of nine (9) years and eleven (11) months beginning upon the expiration of the Option Term. TENANT shall automatically exercise its option, unless it provides LANDLORD with written notice of its intention not to exercise the option not less than two hundred seventy (270) days prior to the expiration of the Option Term. In the event that TENANT exercises said option, TENANT shall pay to LANDLORD a guaranteed Annual Minimum Rent (“Fixed Minimum Rent”). The amount of the Fixed Minimum Rent shall be determined as follows:

Between two hundred seventy (270) and two hundred forty (240) days prior to the expiration of the Option Term, LANDLORD shall submit to TENANT in writing a statement of what it considers to be the Fair Rental Value the Leased Premises for the first sixty (60) months of the second Option Term and for the last fifty-nine (59) months of the second Option Term. In the event TENANT does not object to same in writing within fifteen (15) days after receipt of LANDLORD’S statement, the amounts set forth shall become the Fixed Minimum Rental during the second Option Term. If the TENANT objects to the Fair Rental Value established by LANDLORD in writing within the time period set forth above, then the parties shall each appoint an appraiser, competent in the field of commercial real estate, which appraisers shall then appoint a third independent appraiser, competent in the field of commercial real estate. The three appraisers shall then together determine a Fair Rental Value of the Leased Premises for the second Option Term. In the event of a disagreement between the three, a majority decision shall be binding. The cost of such appraisers shall be split equally between both parties and the appraisers’ determination shall be final and unappealable, subject to the conditions below.

In no event shall the Fixed Minimum Rental for the second Option Term be less than Nineteen Thousand Ten ($19,010.94) Dollars and ninety-four cents per month.

After the Fair Rental Value for the Second Option Term is established, TENANT shall have ten (10) days to deliver a written objection to the Fair Rental Value as determined by the appraisers to LANDLORD. If TENANT fails to make such a written objection, the Fair Rental Value determined by the appraisers shall control. If TENANT objects to the Fair Rental Value, said objection shall operate as a notice that TENANT does not wish to exercise its option to renew the Lease for a second Option Term, notwithstanding the fact that the Lease had previously automatically renewed and this Lease shall terminate at the end of the First Option Term. Any such notification by TENANT shall require TENANT to pay all costs associated with the process to determine the Fair Rental Value, including, but not limited to, the costs related to all three appraisers and other related costs incurred by LANDLORD.

(8)	TENANT’S Proportionate Share: 20.43%.

(9)	Gross Square Feet of the Leased Premises: approx. 2500 with 3 drive-thru lanes.

(10)	TENANT’S Name: The Bryn Mawr Trust Company.

(11)	Security Deposit: Not applicable.

(12)	Reimbursements: Additional Rent charges begin on the Possession Date:

TENANT’S Proportionate Share of Taxes

TENANT’S Proportionate Share of Common Area Maintenance

(13)	Maintenance, Repairs, Improvements: TENANT is responsible for any improvements to the building and structures on the Leased Premises and all costs related to the maintenance and repair of the building during the term of the Lease.

(14)	Use: Bank.

(15)	Exhibit “A” Site Plan

Exhibit “B” TENANT’S Work – To be approved by LANDLORD.

Exhibit “C” Signage – To be approved by LANDLORD.

Exhibit “D” Waiver of Liens – To be approved by LANDLORD.

WITNESSETH:

LANDLORD owns and/or controls certain land situate at the Shopping Center Location and is erecting, or has erected thereon, a shopping center (hereinafter sometimes called “the Center” and sometimes called “the Shopping Center”). TENANT desires to occupy a building at the Center. The TENANT’s building is outlined in red on the Plot Plan of the CENTER attached hereto as Exhibit “A.”

NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual consideration recited herein, and respectively intending to be legally bound hereby, the parties agree, as follows:

1. Leased Premises: LANDLORD does demise, lease, and let unto TENANT, and TENANT does rent and take from LANDLORD, the Leased Premises, as outlined in red on the Plot Plan attached hereto as Exhibit “A”, it being understood that all dimensions are approximate, together with the right to use, in common with all others entitled to such use, all of such parking areas, driveways, footways, and loading facilities in the Center (hereinafter called “Common Areas”) intended for common use and benefit as may be provided and designated from time to time by LANDLORD, subject however to the terms and conditions of this Agreement; the right of LANDLORD from time to time to alter the site plan at its sole discretion; to reasonable rules and regulations for the use thereof as prescribed from time to time by LANDLORD; present and future restrictions, easements, and any agreements affecting the Leased Premises. Common Areas shall not include any loading areas, driveways and parking spaces to which any other party is entitled to the exclusive use as determined by LANDLORD.

LANDLORD shall take all reasonable action to ensure that there are adequate parking spaces in the parking areas adjacent to the leased premises as marked with the letter “P” on the attached Exhibit A, including but not limited to prohibiting employees of tenants at the Shopping Center from parking in such parking areas; revising the LANDLORD’S parking rules and regulations, if necessary; enforcing LANDLORD’S rules and regulations, especially with respect to the Tire Center occupying the building behind the Leased Premises by prohibiting parking of the vehicles left for service in the parking areas identified on Exhibit “A” hereto.

2. Term: The term of this Lease shall commence upon the Possession Date and shall extend and continue for the Term period from the Possession Date.

If TENANT is unable to obtain all required governmental approvals in final unappealable form for TENANT’s Work (to include three drive through lanes, one of which is an ATM lane) on or before one hundred eighty (180) days after the Rent Commencement Date or on or before one hundred eighty (180) days from the date that final plans are submitted for governmental approval, whichever is later, either party shall have the right to terminate this Lease by notice given in writing within fifteen (15) days thereafter.

If TENANT is unable to obtain final unappealable approval for a branch bank office at the Premises from the Pennsylvania Department of Banking and the Federal Reserve Board within 90 days after the Rent Commencement Date (of if TENANT so elects upon receipt of a decision denying a branch bank application by any of the foregoing authorities), either party shall have the right to terminate this Lease by giving notice in writing to the other.

Notwithstanding anything to the contrary set forth herein, this Lease shall not become effective, and TENANT shall not be bound by the terms of this Lease unless and until TENANT’s Board of Directors approves the Lease. It is anticipated that TENANT’s Board of Directors will consider this Lease on March 20, 2004. If TENANT’s Board of Directors approves the Lease, TENANT shall promptly notify LANDLORD, in writing, of the Board’s approval. If TENANT’s Board of Directors does not approve this Lease, this Lease will become null and void and TENANT shall pay to LANDLORD the amount of $410.00 per day for the period January 8, 2004 to March 20, 2004. TENANT shall promptly notify LANDLORD if TENANT’s Board of Directors does not approve this Lease.

3. Lease of Premises: LANDLORD, in consideration of the Rent to be paid and the covenants to be performed by TENANT, does hereby demise and lease unto TENANT, and TENANT hereby leases and takes from LANDLORD, for the Term, at the rental, and upon the covenants and conditions herein set forth, the commercial space referred to herein as the Premises situated or to be situated in LANDLORD’S Building, as the case may be as set out in Exhibit “A”.

4. LANDLORD’S Work and TENANT’S Work:

A. LANDLORD will not perform any work at the Premises. TENANT accepts the Premises in an as-is condition existing on the Possession Date. TENANT acknowledges that neither LANDLORD nor LANDLORD’S agent has made any representations as to the present or future condition of the Premises or the presence or absence of hazardous materials therein.

B. TENANT shall fully and completely remodel the Premises in accordance and the Plans and Specifications referred to below. TENANT shall deliver to LANDLORD within one hundred twenty (120) days of execution of this Lease detailed Plans and Specifications (which shall include cooling and heating load calculations, electric panel board schedules and loads and such other details as may be required by LANDLORD’S engineers) prepared by TENANT’S licensed architect disclosing and describing the remodeling of the Premises. LANDLORD shall review said Plans and Specifications and approve or disapprove the same within ten (10) days thereafter, which approval will not be unreasonably withheld, conditioned or delayed. If LANDLORD and TENANT cannot agree on approved plans within sixty (60) days after submission of the Plans and Specifications to LANDLORD, either party may cancel this Lease.

C. All work required under this Section and all other alterations to the Premises performed by TENANT pursuant to this Lease are collectively referred to as “TENANT’S Work.” All of TENANT’S Work shall be completed at TENANT’S sole cost and expense. In performing TENANT’S Work, TENANT shall comply with the following requirements:

(1) In addition to, and not in lieu of the other policies of insurance required by this Lease, at all times between the start and completion of TENANT’s Work (such period is herein referred to as “TENANT’S Construction Period”), TENANT, at its own cost and expense, shall maintain in effect with a responsible insurance company, a policy of all risk builder’s risk insurance in the standard form for the State where the Shopping Center is located. Said insurance shall cover the full replacement value of all work done and fixtures and equipment installed or to be installed at the Premises by TENANT, without coinsurance and with a deductible clause not to exceed Ten Thousand ($10,000.00) Dollars.

(2) At all times during TENANT’S Construction Period, TENANT’S contractors and subcontractors shall maintain in effect worker’s compensation insurance as required by the laws of the State in which the Shopping Center is located.

(3) Repair and/or reconstruction of all or any portion of TENANT’S Work damaged or destroyed by any casualty occurring during TENANT’S Construction Period shall be commenced by TENANT as soon as possible after such casualty.

(4) Any approval or consent by LANDLORD of any or all of TENANT’S criteria, systems, plans, specifications or drawings shall neither constitute an assumption of responsibility by LANDLORD for any aspect of such criteria, systems, plans, specifications or drawings including, but not limited to, their accuracy or efficiency nor obligate LANDLORD in any manner with respect to TENANT’S Work and TENANT shall be solely responsible for any deficiency in design or construction of all portions of TENANT’S Work.

(5) TENANT shall obtain and pay for all necessary permits and shall pay all other fees required by public authorities or utility companies with respect to TENANT’S Work.

(6) TENANT shall maintain the Premises and the Common Areas adjoining the same in a clean and orderly condition during construction. TENANT shall promptly remove all unused construction materials, equipment, shipping containers, packaging, debris and waste from the Shopping Center at TENANT’S expense. TENANT shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Premises. Notwithstanding the foregoing, TENANT may utilize the drive through lanes or adjacent parking area during construction of TENANT’s Work, but TENANT shall not interfere with the operation of or access to the other areas of or buildings in the Shopping Center.

(7) TENANT agrees to engage the services of only such contractors or subcontractors as have been duly licensed by the authority having jurisdiction over the appropriate profession to perform any portion of TENANT’s work for TENANT in or upon the Leased Premises.

(8) At any time and from time to during the performance of TENANT’s work, LANDLORD, agent, LANDLORD’S architect and/or LANDLORD’S general contractor may enter upon the Leased Premises and inspect the work being performed by TENANT upon reasonable prior notice during normal business hours. In the event of a threat to life or property, LANDLORD and/or LANDLORD’S architect and general contractor may take such steps as they may deem necessary or desirable to assure the proper performance by TENANT of TENANT’s work and/or to protect the building and/or any property adjacent to the Leased Premises. In addition, TENANT’s Work shall be performed in a thoroughly first class and workmanlike manner and shall be in good usable condition at the date of completion.

(9) TENANT’S Work shall be coordinated with all work being performed or to be performed by LANDLORD and other occupants of the Shopping Center to the end that TENANT’S Work will not interfere with the operation of the Shopping Center or interfere with or delay the completion of any other construction within the Shopping Center, and each such contractor and subcontractor shall comply with all procedures and regulations prescribed by LANDLORD or Agent for integration of TENANT’S Work with that to be performed in connection with any construction in the Shopping Center and in connection with the operation of the Shopping Center.

(10) During TENANT’s WORK, TENANT or its contractors or subcontractors may use the parking area adjacent to the Leased Premises for storage, handling and moving materials and equipment. It shall be TENANT’s responsibility to cause each contractor and subcontractor to maintain continuous protection of adjacent property and improvements against damage by reason of TENANT’s Work.

(11) TENANT shall comply with and shall cause its Contractors to comply with paragraph 36 of this Lease. TENANT shall promptly pay all contractors and materialmen so as to minimize the possibility of a lien or claim of lien being filed with respect to the Premises or the Shopping Center, and should any such lien be made or filed, TENANT shall cause the same to be discharged by bond or otherwise within twenty (20) days after written request by LANDLORD. If TENANT shall fail to cause such lien or claim of lien to be bonded against or to be discharged within the period aforesaid, then, in addition to any other right or remedy which LANDLORD may have under this Lease, at law or in equity, LANDLORD may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or claim of lien by deposit or by bonding proceedings, and in any such event, LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of any action for the foreclosure of such lien or claim of lien by the lienor with interest, costs and expenses. Any amount so paid by LANDLORD and all costs and expenses incurred by LANDLORD in connection therewith or in connection with insuring the title to the Shopping Center or any interest herein free of such lien or claim of lien, together with a late charge thereon, from the respective dates of LANDLORD’S making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by TENANT under this Lease and shall be paid by TENANT to LANDLORD on demand.

D. Within ten (10) days after initially opening the Premises for business with the public, TENANT shall supply to LANDLORD the following:

(1) An executed and acknowledged release of mechanic’s liens with respect to the Premises executed by TENANT’S general contractor.

(2) Properly issued certificates evidencing acceptance or approval of the Premises by appropriate governmental authorities, and a Certificate of Occupancy or similar certificate from all necessary government agencies or bodies.

(3) A set of as-built plans and specifications for TENANT’S Work prepared and sealed by TENANT’S architect, together with names and addresses of TENANT’S General Contractor.

E. Nothing in this Lease shall be construed as in any way constituting a consent or request by LANDLORD, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration, or repair of or to the Premises or to any buildings or improvements thereon, or to any part thereof. Notwithstanding anything in this Lease, or in any other writing signed by LANDLORD to the contrary, neither this Lease nor any other writing signed by LANDLORD shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by TENANT is or was in fact for the immediate use and benefit of LANDLORD. TENANT covenants and agrees that TENANT shall have no right, authority or power to bind LANDLORD, or any interest of LANDLORD in the Premises or Shopping Center, for any claim for labor or materials or for any other charge or expense incurred in connection with the construction of any improvements on the Premises or Shopping Center, and TENANT further covenants and agrees that no liens or claims of whatever nature, including without limitation, liens or claims for labor performed on, or materials delivered to or stored at the Premises or Shopping Center, will attach to the Premises or Shopping Center.

5. TENANT Estoppel Certificate:

A. TENANT agrees to at any time and from time to time, within ten (10) days after LANDLORD’S written request, to execute, acknowledge and deliver to LANDLORD a written instrument certifying the Possession Date, that TENANT has accepted possession of the Leased Premises and is open for business, that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the dates to which Fixed Minimum Annual Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, LANDLORD is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may or should have knowledge; and certifying such other matters as may be reasonably requested by LANDLORD.

B. In the event that TENANT fails to provide a TENANT’S Estoppel Certificate within ten (10) days after LANDLORD’S written request therefore, TENANT does hereby irrevocably appoint LANDLORD as attorney-in-fact of TENANT, coupled with an interest, in TENANT’S name, place and stead to sign and deliver TENANT’S Estoppel Certificate as if the same had been signed and delivered by TENANT.

6. Rents: Starting on the Rent Commencement Date, TENANT agrees to pay, without set-off or deduction for any purpose, all rents, Additional Rent, and other sums payable as rent which are reserved or provided to be paid by TENANT under this Lease.

Minimum Rents: TENANT shall pay to LANDLORD the Fixed Minimum Rent as set forth previously in this Lease on the page entitled BASIC LEASE PROVISIONS during the term of this Lease and any extension or renewal thereof in equal monthly installments, in advance, on or before the first day of each month. The monthly installments of Fixed Minimum Rent for any portion of a month at the beginning or end of the term shall be apportioned on a per diem basis.

7. Percentage Rent: Deliberately Omitted.

8. Additional Rent: In addition to the Fixed Minimum Rent as set forth in this Lease, TENANT agrees to pay to LANDLORD, in advance, without deduction, set-off or abatement, the following additional sums, beginning upon occupancy, the payment of which shall be considered as “Additional Rent” hereunder, shall be used for the purpose hereinafter set forth without any accounting therefore to TENANT, and shall be subject to all provisions of this Lease and of law as to default in the payment of rent:

A. Taxes:

(1) TENANT shall pay in each Lease Year during the term of this Lease, as Additional Rent, a proportionate share of all real estate taxes, ad valorem and assessments, general and special assessments, taxes on real estate rental receipts, or any other tax, other than federal state or local income tax, imposed upon or levied against real estate or upon owners of real estate as such rather than persons generally, payable with respect to or allocable to the Shopping Center including all land and all other buildings and improvements situated thereon, together with the reasonable cost (including fees of attorneys, consultants and appraisers) or any negotiation, contest or appeal pursued by LANDLORD in an attempt to reduce any such tax, assessment or charge, the same being collectively referred to herein as “Taxes”.

(2) In addition to TENANT’S Proportionate Share of Taxes, TENANT shall pay to the appropriate agency any and all sales and excise taxes (not including, however, LANDLORD’S federal, state or local income taxes) levied, imposed or assessed by any governmental body or other taxing authority upon any rent payable hereunder.

(3) In the event that the first or last Lease Years shall consist of less than twelve (12) full calendar months, the provisions of this Section shall apply, but TENANT’S liability for TENANT’S Proportionate Share of any Taxes for such shorter Lease Year shall be subject to an equitable adjustment.

B. TENANT’S Proportionate Share of the expenses of maintaining the Common Areas in the Shopping Center shall include, without limitation, all costs and expenses of operating, managing, maintaining, repairing the Common Areas of Shopping Center, excluding any repairs, maintenance or the like of the other building and structures in the Shopping Center,; a fifteen (15%) percent administrative fee, not including any management or audit fees; lighting, signing, cleaning, painting, striping, policing and security of the Common Areas (including the cost of uniforms, equipment and employment taxes); removal of snow, ice, trash and debris; regulation of traffic; costs and expenses of inspecting and depreciation of machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges incurred in connection with such equipment; costs and expenses or repair or replacement of paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, and lighting or facilities; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; cost of water and sewer if not metered separately; services, if any, furnished by LANDLORD for non-exclusive use of all tenants; promotional advertising for entire Center.

C. TENANT’S Proportionate Share of the cost of insuring the Common Areas of the Shopping Center, including but not limited to, liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties, workmen’s compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on and about the Common Areas.

D. Any provision of this Lease to the contrary notwithstanding, at LANDLORD’S option, TENANT shall pay as additional rent, a late charge in the amount of five (5%) percent of the outstanding delinquent balance for any payment of rent or additional rent not made within ten (10) days after the due date thereof to cover the extra expense involved in handling delinquent payment.

E. TENANT’S Proportionate Share of Common Area Maintenance (Para. B) and Common Area insurance (Para. C) shall be paid by TENANT in equal monthly installments in such amounts as are estimated and billed for each Lease Year by LANDLORD beginning upon possession and at the beginning or each successive Lease Year during the term of this lease, each such installment being due on the first day of each calendar month. Within sixty (60) days after the end of each Lease Year, or such reasonable (in LANDLORD’S determination) time thereafter, LANDLORD will certify to TENANT the amount of Common Area Maintenance (Para. B) and Common Area Insurance (Para. C) for said Lease Year and the amount of TENANT’S Proportionate Share thereof. The Proportionate Share paid or payable for each Lease Year shall be adjusted between LANDLORD and TENANT, both LANDLORD and TENANT hereby agreeing that TENANT shall pay LANDLORD or LANDLORD shall credit to TENANT’S account (or, if such adjustment is at the end of the term of the Lease, pay TENANT), as the case may be, within thirty (30) days of the aforesaid certification to TENANT, such amount necessary to effect such adjustment. The failure of LANDLORD to provide such certification within the time prescribed above shall not relieve TENANT of its obligations generally for the specific Lease Year in which any such failure occurs.

F. TENANT’S Proportionate Share of Taxes in each tax year during the Term, including all amounts payable by LANDLORD for real estate taxes, ad valorem taxes and assessments (general and special), taxes on real estate rental receipt, or any other tax upon or levied against real estate or upon owners of real estate as such, including taxes imposed on leasehold improvements which are assessed against LANDLORD and the cost of contesting such taxes, all with respect to the property making up the Shopping Center. TENANT’S Proportionate Share shall be 20.43%. The charge required hereunder shall be paid by the TENANT within fifteen (15) days after TENANT has received written notice from the LANDLORD together with a photocopy of the applicable tax bill. Nothing herein contained shall be construed to include as a tax which shall be the basis of TENANT’S Proportionate Share, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon LANDLORD.

Subject to the written approval of LANDLORD and any mortgagee of the Shopping Center, TENANT may, if it shall so desire, endeavor at any time to contest any tax or assessment against the Shopping Center to obtain a reduction in the assessed valuation upon the Shopping Center for the purpose of reducing any such tax assessment. Upon the request of TENANT, but without expense or liability to LANDLORD, LANDLORD will cooperate with TENANT and will execute any document which may be reasonably necessary and proper for any proceeding. Under no circumstances shall TENANT HAVE THE RIGHT TO WITHHOLD ANY PAYMENTS TO LANDLORD pursuant to this Lease in the event of such contest, nor shall LANDLORD have any obligation to withhold the payment of any real property taxes or assessments levied or assessed by any lawful authority against the Shopping Center. If

TENANT shall have paid an amount in excess of its Proportionate Share of Taxes and assessments for any year as a result of a reduction in total taxes and assessments for such year, such Proportionate Share of such excess shall be credited to TENANT’S tax obligation provided for in this Lease when all refunds to which LANDLORD shall be entitled from a taxing authority with respect to such year shall have been received by LANDLORD.

For the tax year in which the Lease Term commences or terminates, the provisions of this section shall apply, but TENANT’S liability for TENANT’S Proportionate Share of any taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such tax year falling within the respective portion of the Lease Term.

TENANT shall also pay to the appropriate agency all sales and excise taxes levied, imposed or assessed by any taxing authority upon any rentals payable hereunder. TENANT shall also be responsible for and pay within the time provided by law all taxes imposed upon TENANT’S personal property, trade fixtures, and stock-in-trade and use and occupancy taxes applicable to TENANT’s Use of the Premises.

9. TENANT’S Business Taxes: TENANT shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, or based upon the use and occupancy of the Leased Premises as well as upon its leasehold interest, trade fixtures, furnishing, equipment, leasehold improvements (including, but not limited to, those required to be made pursuant to TENANT’S Work), alterations, changes and additions made by TENANT, merchandise and personal property of any kind owned, installed or used by TENANT, in or upon the Leased Premises. In the event any such items of property are assessed with property of LANDLORD, then such assessment shall be equitably divided between LANDLORD and TENANT. LANDLORD shall determine the basis of dividing any such assessments and such determination shall, if not arbitrary or capricious, be binding upon both LANDLORD and TENANT.

10. Place of Payment: TENANT agrees to pay all rents and other sums and charges herein prescribed to be paid by TENANT to LANDLORD’S original address or to such other person or to such other place or places as shall be designated by LANDLORD to TENANT in writing from time to time hereafter.

11. Utilities: TENANT shall promptly pay all charges for telephone, heat, air conditioning, lighting, water, sewer, gas (if supplied), electricity, sprinkler service (if any) and all other utilities and utility services used or consumed in or upon the Leased Premises. TENANT shall be responsible for such charges as of the Possession Date. LANDLORD does not undertake to supply heat, light, gas, power or any other service or utility leased, except to provide the initial service lines to the Leased Premises. TENANT agrees to contract separately with the appropriate utility company for said service or utility. LANDLORD shall not be liable in damages or otherwise, whether or not LANDLORD shall supply a utility service to the Leased Premises, for any interruption or impairment in the supply of such utility service, nor shall any such interruption or impairment constitute a breach by LANDLORD of the terms and conditions of this Lease nor shall any such interruption constitute a ground for an abatement of any sums payable by TENANT hereunder, unless such interruption or impairment is caused by

LANDLORD’S gross negligence or willful misconduct. TENANT shall not at any time, overburden or exceed the capacity of the mains, ducts, feeders, conduits or other facilities by which utility services are supplied to, distributed in or serve the Leased Premises.

12. Use and Occupancy: Except as otherwise provided in the following sentence, the Leased Premises shall be used only for TENANT’S Use as set forth in the Basic Lease Provisions on Page 1 and for no other purpose whatsoever. In the event LANDLORD shall consent to an assignment of this Lease or to a subletting of the Leased Premises pursuant to Paragraph 23 below, the assignee or subtenant may use the Leased Premises for such other retail sales or service business to which LANDLORD shall consent provided, however, that in no event shall such assignee or subtenant use the Leased Premises for any use (other than TENANT’S Use) which would violate or be in conflict with the provisions of any lease or other written agreement affecting any portion of the Center then in effect, or any local, state or Federal laws.

During the term of this Lease, TENANT shall not directly or indirectly engage in any business which is similar to or competing with TENANT’S Use within a radius of two (2) miles from the outside boundary of the Center. TENANT shall not perform any acts or carry on any practices that may injure the building or be a nuisance or menace to other tenants in the Center or carry on any unlawful activities upon the Leased Premises.

During the term of this Lease, LANDLORD shall not use or allow any other person or entity (except TENANT) to use any portion of the Shopping Center for the conduct of any banking business, including the taking of deposits, making of loans or providing trust services. LANDLORD acknowledges that the Shopping Center is to be operated in a first class manner and consistent with the highest standards of decency and morals prevailing in the community which it serves. In that connection, during the term of this Lease, LANDLORD shall not use or allow any other person or entity to use any portion of the Shopping Center for the conduct of any business or activity of a type which is not generally considered appropriate for regional shopping centers conducted in accordance with good and generally accepted standards of operation or use any portion of the Shopping Center for any unlawful or illegal business use or purpose or for any business use or purpose which is immoral or disreputable including, without limitation, “adult entertainment establishments” and “adult bookstores” or which is conducted in such a manner as to constitute a nuisance of any kind (public or private).

13. Trade Fixtures: All trade fixtures installed by TENANT in the Leased Premises shall remain the property of TENANT. All improvements and fixtures, including trade fixtures installed by TENANT, shall be removed by TENANT at or before the expiration or earlier termination of this Lease at TENANT’S expense. TENANT shall restore the Leased Premises repairing any damage to the Lease Premises caused by the installation or removal of improvements, fixtures and trade fixtures by TENANT.

14. Repairs: LANDLORD shall not be required to keep any portion of the Leased Premises in proper repair. Any work on the structural portions of the Leased Premises required for any reason will be performed at the expense of TENANT. Structural portions shall be defined as bearing walls, beams, roofs and the outside portions of the Leased Premises. TENANT will keep inside portions of the Leased Premises in good repair including, but not limited to, all electrical, plumbing, heating, air conditioning (which shall include normal replace of heating and air conditioning filters at least once a year), signs and other mechanical installation in good order, condition and repair at TENANT’S expense and will surrender the Leased Premises at the expiration of the term, in as good condition as when received, excepting ordinary wear and tear and damage by fire or insured casualty. When used in this paragraph, the term “repair” shall include replacements and renewals when necessary to maintain the Leased Premises and any improvements located thereon in good order and condition, except as expressly provided above LANDLORD shall have no obligation to repair, maintain, alter or modify the Leased Premises or any part thereof, or any plumbing, heating, electrical, air conditioning or other mechanical installation therein. Upon the commencement of the term of this Lease, LANDLORD will assign to TENANT any original warranties or guarantees obtained from manufacturers or installers for heating and air conditioning units or facilities within the Leased Premises. TENANT agrees to be solely responsible for and thereafter to repair and to maintain the structural portions of the Leased Premises to or on which TENANT has caused any work to be done or alteration made. TENANT will obtain from reliable companies and keep in force, the typical service contracts of such companies providing for the inspection and servicing of the heating and air conditioning equipment. All repairs, and/or replacements made by TENANT shall be of the same quality, design and class as the original work.

15. Alterations: TENANT will not make any structural alteration to the interior or exterior of the Leased Premises without first obtaining LANDLORD’S written approval of such alteration, which approval shall not be unreasonably withheld, conditioned or delayed.” .

16. Maintenance - No Offensive Practices: From and after the Possession Date, TENANT will keep clean and replace, if necessary, all glass in the doors and windows of the Leased Premises; maintain the Leased Premises in a clean, orderly and sanitary condition; will not permit accumulations of garbage, trash, rubbish and other refuse and will remove the same at TENANT’S expense; will keep all refuse in proper containers on the interior of the Leased Premises until removed; will not use any apparatus for sound reproduction or transmission or any musical instrument in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Leased Premises; will keep all mechanical apparatus free of vibrations and noise which may be transmitted beyond the confines of the Leased Premises; will not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; will comply with all laws, ordinances, rules and regulations of governmental authorities (including without limitation all fire, electrical and sign codes) and all recommendations of the Association of Fire Underwriters with respect to the use or occupancy of the Leased Premises (including, without limitation, the maintenance of all fire extinguishers);; and will conduct TENANT’S Use at the Leased Premises in all respects in a dignified manner and in accordance with high standards of store operation as determined by LANDLORD; will connect a water meter and to pay all water and sewer charges if billed separately.

TENANT shall keep the display windows and signs, if any, in the Leased Premises well lighted, and shall keep the Leased Premises open for business during the regular customer days and hours for similar banking businesses in the trade area in which the Center is located, which shall not include Sundays or bank holidays. However, this provision will not preclude TENANT from opening for business on such days, it if so elects.

TENANT shall not store, exhibit, offer to sell or sell any goods, wares or merchandise on or from the Common Areas, or on or from any other place in the Center besides the interior of the Leased Premises, without LANDLORD’S prior consent.

TENANT will not place or maintain on the exterior of the Leased Premises any sign not provided for in Exhibit “C” hereto without first obtaining LANDLORD’S written approval thereof.

17. Control of Common Area: All Common Areas shall at all times be subject to the exclusive control and management of LANDLORD. LANDLORD shall have the right from time to time to establish reasonable rules and regulations with respect to the Common Areas; to police the same; from time to time to change the area, level, location and arrangement to the Common Areas; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, LANDLORD shall determine to be advisable with a view to the improvement or the convenience and use thereof by tenants, their officers, agents, employees and customers. TENANT and TENANT’S employees shall park their cars only in those portions of the parking area designated for that purpose by LANDLORD. Employees shall park their cars only in those portions of the parking area designated for that purpose by LANDLORD. TENANT shall furnish LANDLORD, upon request, with automobile license numbers assigned to TENANT’S car or cars, and cars of TENANT’S employees. TENANT further agrees that it, its invitees and licensees, will not use the parking area for the permanent garaging of any vehicle or for overnight parking. TENANT covenants that throughout the term of this Lease, it shall not conduct any activity which increases the use of the parking area or increases the amount of traffic on the parking area beyond the normal use for customers patronizing TENANT for the use of the Leased Premises as set forth in the Basic Lease Provisions, page 1, paragraph (11). LANDLORD hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Leased Premises are contained and to build adjoining the same so long as it does not materially interfere with TENANT’s use of the Leased Premises. LANDLORD also reserves the right to construct other buildings or improvements in the Center so long as it does not materially interfere with TENANT’s use of the Leased Premises.

18. Roof: Intentionally Omitted.

19. Insurance by TENANT – Indemnification: TENANT, at TENANT’S sole cost and expense, shall obtain and maintain in effect at all times, starting with the Rent Commencement Date and continuing throughout the Term of this Lease and any Option terms, insurance policies providing the following coverages (collectively, “TENANT’S Insurance”):

A. An “all-risk” property insurance policy, including a full replacement cost endorsement, insuring TENANT’S fixtures, equipment and all of the contents in the Leased Premises, including, but not limited to, improvements and betterments, merchandise and inventory, for not less than the full replacement value of said items. Any and all proceeds of such insurance, for as long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

B. A policy of plate glass insurance naming LANDLORD and each Mortgagee as additional insureds and loss payees and including a full replacement cost endorsement insuring against all risks, in amounts satisfactory to LANDLORD, covering the full cost of repairing and restoring all of the plate glass in, at or about the Leased Premises. In lieu of the foregoing, TENANT may self-insure against damage to plate and other glass in, at or about the Leased Premises; however, in the event TENANT self-insures, then TENANT shall replace, with glass of like kind and equal quality, at the expense of TENANT, within forty-eight (48) hours after the damages occur, any and all plate and other glass damaged from any cause whatsoever. If TENANT fails to replace any damaged plate or other glass as aforesaid, then (i) such failure shall constitute an “Event of Default” (as hereinafter defined), (ii) LANDLORD shall have the right to replace said plate or other glass at the expense of TENANT without waiving such default, and (iii) without excusing such Event of Default, TENANT shall, without any further request or demand by LANDLORD, obtain and maintain a policy of plate glass insurance as aforesaid during the remainder of the Term of this Lease. In the event of an emergency, LANDLORD shall have the right to replace said plate or other glass within the foregoing forty-eight (48)-hour period as and to the extent the exigencies of the situation require. If LANDLORD replaces any plate or other glass pursuant to this section, then TENANT shall reimburse LANDLORD for all costs associated with the replacement within ten (10) days.

C. A policy or policies of comprehensive public liability insurance, protecting LANDLORD, TENANT and each Mortgagee against any liability for injury, death or property damage occurring upon, in or about any part of the Leased Premises or any appurtenances thereto, with each such policy to afford protection with a combined single limit for bodily injury and property damage of not less than Three Million Dollars ($3,000,000.00) per occurrence. The foregoing minimum limits may, at LANDLORD’S option and upon thirty (30) days’ notice to TENANT, be increased from time to time based on the limits customarily required by institutional shopping center lenders in the area where the Shopping Center is located.

D. Fire and casualty property insurance insuring the Leased Premises at full replacement value including protection from such perils as may be insured against or under a broad form extended coverage endorsement or an all risks of physical loss policy.

E. A policy of rent insurance with respect to damage or destruction caused by fire or other casualty to be covered under the insurance policy referred to herein, and in an amount equal to all Rental payable under this Lease for the twelve (12) months following such damage or destruction. Any and all proceeds of such insurance shall be paid to and held by LANDLORD for application towards the payment of rent hereunder. All insurance policies to be provided herein shall contain an express waiver of any right to subrogation by the insurance company against TENANT, its agents and employees.

20

All insurance policies the TENANT is required to procured under this Lease shall

A. be issued by responsible insurance companies licensed to do business in the Commonwealth of Pennsylvania, and shall have such form and content as shall comply with all requirements of the Lease or, absent such requirements, shall be reasonably acceptable to LANDLORD,

B. be, excepted as otherwise provided herein, written as primary coverage and not contributing with, or in excess of, any coverage which LANDLORD may carry,

C. name LANDLORD and each Mortgagee as additional insureds, and

All insurance policies to be provided to TENANT pursuant to the Lease shall (a) contain an express waiver of any right to subrogation by the insurance company against LANDLORD and their respective agents and employees, and (b) name LANDLORD and each Mortgagee as a loss payee. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way TENANT’S liability arising under or out of this Lease.

At least thirty (30) days before the expiration date of each policy furnished hereunder, TENANT shall deliver to LANDLORD a certificate, or, at LANDLORD’S option, a certified copy or a duplicate original of each and every insurance policy TENANT is required to obtain under this section, or the renewal thereof, as the case may be. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Leased Premises and other locations of TENANT, provided that coverage with respect to the Leased Premises is separately stated and not subject to reduction in connection with any other properties covered by such policy. If TENANT includes the Leased Premises in such blanket coverage, TENANT shall deliver to LANDLORD a certificate, or, at LANDLORD’S option, a duplicate original or certified copy of each such insurance policy or such other evidence that may be satisfactory to LANDLORD and the holder of any first Mortgage on the Shopping Center. Each and every insurance policy required to be carried hereunder by TENANT shall provide that such insurance policy shall not be canceled unless LANDLORD and each Mortgagee shall have received thirty (30) days’ prior written notice of cancellation. In the event that TENANT shall, prior to the thirtieth (30th) day before any insurance policy will lapse or terminate, or is required to be made effective, fail to furnish the aforementioned evidence of any insurance coverage herein required to be procured by TENANT, then LANDLORD, at its sole option, shall have the right to obtain said coverage and pay the premiums therefore for a period not exceeding one year in each instance, and the premiums so paid by LANDLORD shall be payable by TENANT to LANDLORD, on demand, as Additional Rent.

20. Right of Access: TENANT will permit LANDLORD, its agents, employees and contractors to enter the Leased Premises and all parts thereof to inspect the same, to enforce or carry out any provisions of this Lease binding upon TENANT but not fully and properly performed by TENANT, to perform any defaulted obligation of TENANT or for any other proper purpose, and during the final six (6) months of the Original and Option terms and during the final (9) months of the second Option term to bring prospective tenants and at any time to bring prospective purchasers or appraisers into the Leased Premises for the purposes of inspecting the same; provided, however, such entry does not unreasonably interfere with the normal operations of TENANT’S business.

21. Indemnification and Hold Harmless: TENANT shall defend, indemnify and hold LANDLORD and LANDLORD’S agents, officers, directors, employees and contractors, harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys fees) arising in connection with any and all third party claims arising out of (a) injuries occurring within the Leased Premises; (b) any intentional acts or negligence of TENANT or TENANT’s agents, employees or contractors; (c) the breach or default in the performance of any obligations on TENANT’s part to be performed under this Lease, or (d) the failure of any representation or warranty made by TENANT herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of LANDLORD or its agents, officers, contractors or employees. This indemnity shall survive termination of this Lease.

LANDLORD shall defend, indemnify and hold TENANT and TENANT’s agents, officers, directors, employees and contractors, harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys fees) arising in connection with any and all third party claims arising out of (a) injuries occurring in the common areas or any other portion of the Shopping Center outside the Leased Premises; (b) any intentional acts or negligence of LANDLORD or LANDLORD’S agents, employees or contractors; (c) the breach or default in the performance of any obligations on LANDLORD’S part to be performed under this Lease, or (d) the failure of any representation or warranty made by LANDLORD herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of TENANT or its agents, officers, contractors or employees. This indemnity shall survive termination of this Lease.

22. Total or Partial Destruction: If the Leased Premises shall be partially or wholly damaged or destroyed by fire or other insured casualty after the commencement of the term of this Lease, TENANT shall use the proceeds of insurance on the Leased Premises for restoration and rebuilding of the Leased Premises. Provided, however, that should such damage or destruction occur within one (1) year of the end of this Lease (or any renewal option), TENANT shall have the option of canceling and terminating this Lease on giving LANDLORD ninety (90) days written notice of TENANT’s intention to do so. If TENANT elects to terminate this Lease in accordance with the foregoing option, TENANT shall be under no duty to restore, rebuild or repair the Leased Premises and the insurance proceeds payable to TENANT, including all loss of rent insurance, as a result of such damage or destruction to the Leased Premises shall be paid to LANDLORD.

TENANT agrees that its fire insurance policies shall include appropriate clauses pursuant to which the insurance carriers:

A. Waive all rights of subrogation against LANDLORD with respect to losses payable under such policies, and/or

B. Agree that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for losses covered by such policies.

C. TENANT hereby waives any and all right of recovery which it might otherwise have against LANDLORD, its agents, employees, licensees, visitors or invitees, for loss or damage to TENANT’S contents, furniture, furnishings, fixtures and other property removable by TENANT under the provisions of this Lease notwithstanding that such loss or damage may result from the negligence or fault of LANDLORD, its agents or employees, so long as such loss or damage does not result from LANDLORD’S gross negligence or willful misconduct. TENANT agrees to advise LANDLORD promptly as to the language of the clauses included in its insurance policies pursuant to this paragraph. TENANT also agrees to notify LANDLORD prior to any change of the terms of any such policy which would affect such clauses.

23. Eminent Domain: If the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate on the day when TENANT is required to yield possession thereof. If the amount of the Leased Premises so taken is such as to impair substantially the usefulness of the Leased Premises for the purpose for which the same are hereby leased, then TENANT shall have the option to terminate this Lease as of the date when TENANT is required to yield possession by delivering written notice to LANDLORD within sixty (60) days after the date TENANT is deprived of possession.

All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of the LANDLORD. TENANT releases in favor of and assigns to LANDLORD all claims in such connection and agrees with LANDLORD that TENANT shall make no claims therefore against LANDLORD, the condemner or any other party, provided, however, that LANDLORD shall not be entitled to any portion of any award made to TENANT for the cost of removal of TENANT’S stock, the unamortized value of TENANT’s leasehold improvements and TENANT’S removable trade fixtures.

24. Assignment and Subletting:

A. TENANT may not assign this Lease in whole or in part, or sublet all or any part of the Leased Premises, without the prior written consent of LANDLORD. The LANDLORD shall not unreasonably withhold such consent. Consent by LANDLORD to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Notwithstanding any assignment or subletting made with LANDLORD’S consent, TENANT shall remain fully liable to LANDLORD under this Lease and, if required, TENANT shall provide LANDLORD with a written agreement of any approved assignee or subtenant whereby the approved assignee or subtenant undertakes liability to LANDLORD (along with TENANT) for payment and performance without any limitations as required of TENANT under this Lease.

B. Rent Recapture. Subject to the provisions of the above paragraph, should LANDLORD approve any assignment or subletting of the premises, TENANT, subtenant, assignee or other occupant, shall promptly and directly pay LANDLORD the full amount of all rent, income or other money collected from any subtenant or assignee that is in excess of the fixed minimum rent then in effect. Such payment of any excess rent shall not relieve TENANT of the obligation to pay the fixed minimum rent then in effect.

25. Custom and Usage: LANDLORD and TENANT shall each have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on its part in refraining from so doing. The failure of LANDLORD or TENANT at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

26. Performance of TENANT’S Covenants: If TENANT fails to perform any of the agreements and covenants expressed in this Lease as to be performed by TENANT, then LANDLORD may, at its option, enter upon the Leased Premises and perform such agreement or covenant on TENANT’S behalf, and LANDLORD shall have no liability to TENANT for any loss or damage resulting in any way from such action by LANDLORD and TENANT agrees promptly to pay upon demand as Additional Rent any expense incurred by LANDLORD in taking such action with interest thereon at The Wall Street Journal Prime Rate, if not so paid on demand. In the event TENANT defaults in the payment of Rent as described in Section 27(A) three or more times in any twelve (12) month period, the interest rate described herein shall be increased to ten (10%) percent or the Wall Street Journal Prime Rate, whichever is higher.

27. Events of Default: This Lease is made upon the condition that TENANT shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed as is set forth in this Lease. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an “Event of Default” in this Lease):

A. The failure by TENANT to pay the Rent, including but not limited to Minimum Rent, Additional Rent or any late charges or fees, or any installment thereof when due or within ten (10) days of the due date;

B. The filing of a Mechanics’ Lien as the result of TENANT’S work not paid for contrary to the provisions of this Lease;

C. After the completion of TENANT’S Work, the failure of TENANT to remain continuously open for business in the Leased Premises during regular business hours for one hundred twenty (120) consecutive days, or if TENANT vacates or abandons the Leased Premises;

D. The failure of TENANT to observe or perform any of the covenants, terms or conditions set forth in respect to assignment and subletting when such failure continues for a period of fifteen (15) days;

E. The failure of TENANT to observe or perform any of the other covenants, terms or conditions set forth in this Lease where said failure continues for a period of fifteen (15) days after written or oral notice thereof from LANDLORD to TENANT (unless such failure cannot reasonably be cured within fifteen (15) days and TENANT shall have commenced to cure said failure within fifteen (15) days and continued diligently to pursue the curing of the same until completed);

F. The commencement of levy, execution, or attachment proceedings against TENANT or a substantial portion of TENANT’S assets; the commencement of levy, execution, attachment or other process of law upon, on, or against the estate created in TENANT hereby; the application for or the appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer (and such appointment continues for a period of sixty (60) days); the insolvency of TENANT in the bankruptcy or equity sense; or any assignment by TENANT for the benefit of creditors.

G. The commencement of a case by or against TENANT or any guarantor, under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, state or federal. The determination by the TENANT to request relief under any insolvency proceeding, including any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, state or federal, terminates the estate created in TENANT hereby and the Leased Premises shall not become an asset in any such proceedings;

H. Repetition or continuation of any failure to pay any Rent or other sums reserved hereunder when due as provided herein where such failure shall be repeated on three (3) occasions in any twelve (12) month period;

I. The failure of TENANT to pay when due all taxes, assessments and government charges imposed upon it or which it is required to withhold and pay over within ten (10) days of receiving notices that any such amounts have been imposed and are overdue;

J. The sale or removal of a substantial portion of TENANT’S property located in the Leased Premises in a manner which is outside the ordinary course of TENANT’S business.

28. LANDLORD’S Remedies:

A. LANDLORD may treat any Event of Default as a breach of this lease. LANDLORD’S failure to insist upon strict performance of any covenant, term or condition of this Lease or to exercise any rights or remedies it has reserved herein shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy. In addition to any and all other rights and remedies of LANDLORD in this Lease or as provided by law or equity, LANDLORD shall have the following rights and remedies if there shall occur any Event of Default:

(1) To terminate the Lease, and without further notice, to re-enter the Leased Premises and take possession thereof and to remove all persons therefrom, and TENANT shall have no further claims or rights hereunder;

(2) To bring suit for the collection of Rent and for damages (including without limitation, reasonable attorneys’ fees and the cost of repairing and re-letting the Leased Premises) without entering into possession of the Leased Premises or canceling this Lease. Commencement of any action by LANDLORD for rent and damages shall not be construed as an election to terminate this Lease and shall not absolve or discharge TENANT from any of its obligations or liabilities for the remainder of the Term;

(3) To retake possession of the Leased Premises from TENANT by summary proceedings or otherwise. To the extent permitted by law, TENANT waives notice of re-entry or repossession. Commencement of any action by LANDLORD for re-entry shall not be construed as an election to terminate this Lease and shall not absolve or discharge TENANT from any of its obligations or liabilities for the remainder of the Term. If, in the event of any ouster, LANDLORD re-lets the Leased Premises, TENANT shall continue to be liable for the payment of any deficiencies in Rent after such re-let. LANDLORD shall make a good faith effort to re-let the Leased Premises at market rates after ousting TENANT. In the event of any re-entry, LANDLORD shall have the right but not the obligation to remove any personal property from the Leased Premises and place the same in storage at a public warehouse at the expense and risk of the TENANT;

(4) To enter the Leased Premises and, without further demand or notice, proceed to distress and sale of the goods, chattels, and personal property there found and to levy the Rent, and TENANT shall pay all costs and officers’ commissions, including watchmen’s wages and sums chargeable to LANDLORD, and further including the five (5%) percent chargeable by the Act of Assembly as commissions to the constable or other person making the levy, and in such cases all costs, officers’ commissions and other charges shall immediately attach and become part of the claim of LANDLORD for Rent, and any tender of Rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of LANDLORD.

In the event of a breach or threatened breach by TENANT of any of the covenants or provisions hereof, LANDLORD shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude LANDLORD from any other remedies under this Lease, now or hereafter existing at law or in equity or by statute.

B. IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT OR ANY OTHER SUMS DUE HEREUNDER BY TENANT, OR IN THE EVENT OF A DELIBERATE EVENT OF DEFAULT AS DEFINED HEREIN, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OF AMERICA, OR ELSEWHERE, TO APPEAR FOR TENANT, WITH OR WITHOUT

COMPLAINT FILED; AND IN SAID SUITS OR ACTIONS TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT, IN FAVOR OF LANDLORD, FOR ALL OR ANY PART OF SAID RENTAL AND/OR SAID OTHER SUMS, INCLUDING, BUT NOT LIMITED TO, THE AMOUNTS DUE FROM TENANT TO LANDLORD UNDER SUBSECTION (a) or SUBSECTION (b) OF THIS SECTION, AND INCLUDING ANY AMOUNT TO WHICH LANDLORD WOULD BE ENTITLED AS DAMAGES UNDER THE PROVISIONS OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, ARTICLE 19, AND FOR INTEREST AND COSTS, AND A REASONABLE ATTORNEY’S COMMISSION NOT TO EXCEED FIVE (5%) PERCENT OF THE TOTAL AMOUNT OF SUCH RENTAL AND/OR SAID OTHER SUMS FOR COLLECTION, FOR WHICH THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE. THE WARRANT OF ATTORNEY HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ONE (1) OR MORE EXERCISES THEREOF, BUT SUCCESSIVE ACTIONS MAY BE COMMENCED AND SUCCESSIVE JUDGMENTS MAY BE CONFESSED OR OTHERWISE ENTERED AGAINST TENANT FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND/OR OTHER AMOUNTS AND SUMS SHALL FALL OR BE DUE OR BE IN ARREARS, AND THIS WARRANT OF ATTORNEY MAY BE EXERCISED AFTER THE TERMINATION OR EXPIRATION OF THE TERM AND/OR DURING OR AFTER ANY EXTENTIONS OF THE TERMS OR RENEWALS OF THIS LEASE. TENANT HEREBY ACKNOWLEDGES THAT BY AGREEING TO THE FOREGOING CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY, TENANT WAIVES THE RIGHT TO NOTICE AND A PRIOR JUDICIAL PROCEEDING TO DETERMINE ITS RIGHTS AND LIABILITIES, AND FURTHER ACKNOWLEDGES THAT LANDLORD MAY, ON DEFAULT BY TENANT UNDER THE LEASE, SUBJECT TO SUCH NOTICE REQUIREMENTS, IF ANY, AS ARE HEREIN EXPRESSLY PROVIDED, OBTAIN A JUDGMENT AGAINST TENANT FOR ALL SUMS DUE HEREUNDER, AND LEVY EXECUTION ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF TENANT WITHOUT ANY OPPORTUNITY OF TENANT TO RAISE ANY DEFENSE, SETOFF, COUNTERCLAIM OR OTHER CLAIM THAT TENANT MAY HAVE, AND THAT TENANT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY GRANTS LANDLORD THE FOREGOING RIGHT TO CONFESS JUDGMENT AND WARRANT OF ATTORNEY AS AN EXPLICIT AND MATERIAL PART OF THE CONSIDERATION BARGAINED FOR BETWEEN TENANT AND LANDLORD. TENANT CERTIFIES THAT IT HAS BEEN REPRESENTED BY (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) AT THE SIGNING OF THIS LEASE AND IN THE GRANTING OF THIS CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THE CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY WITH COUNSEL. TENANT FURTHER CERTIFIES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THE FOREGOING CONFESSION OF JUDGMENT AND WARRANT OF ATTORNEY. TENANT FURTHER ACKNOWLEDGES THAT THIS LEASE IS A COMMERCIAL TRANSACTION, AND THAT THE RELATIONSHIP BETWEEN LANDLORD AND TENANT CREATED HEREUNDER IS COMMERCIAL IN NATURE.

D. IN ANY ACTION FOR RENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT HEREBY WAIVES AND RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR LANDLORD, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, STAY OF EXECUTION AND EXTENSION OF TIME OF PAYMENT, ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION AND ALL LIABILITY THEREFOR, AND NO BENEFIT OF EXEMPTION WILL BE CLAIMED UNDER AND BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE PASSED.

E. TENANT expressly waives:

(1) The benefit of all laws, now or hereinafter in force, exemption of any goods in the Leased Premises on elsewhere from distraint, levy or sale in any legal proceedings taken by LANDLORD to enforce any right under this Lease.

(2) The benefit of all laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after the removal of goods, and TENANT further relieves LANDLORD of the obligation of providing or identifying such goods; it being the purpose and intent of this provision that all goods of TENANT, whether upon the Leased Premises or not, shall be liable to distress for rent.

29. Accord and Satisfaction: No payment by TENANT or receipt by LANDLORD of a lesser amount than the Monthly or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Monthly or Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Monthly or Additional Rent be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD’S right to recover the balances of such Monthly or Additional Rent or pursue any other remedy provided in this Lease.

30. Subordination of Lease: TENANT’S rights under this Lease are and shall remain subject and subordinate to the operation and effect of

(a) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

(b) any mortgage, deed of trust or other security instrument constituting a mortgage lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a “Mortgage” and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee, beneficiary or noteholder, being referred to herein as a “Mortgagee”. TENANT’S acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required; however, TENANT shall execute such further assurances thereof as shall be requested or as may be requested from time to time by LANDLORD or a Mortgagee. If a Mortgagee shall so elect by notice to TENANT or by the recording of a unilateral declaration of subordination, this Lease and TENANT’S rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice of declaration.

TENANT agrees to subordinate its rights under this Lease to any lease wherein LANDLORD is the lessee and to the lien of any or all mortgages or deeds of trust, regardless of whether such lease, mortgage or deeds of trust now exist or may hereinafter be created with regard to all or any part of the Shopping Center, and to any and all advances to be made thereunder, and to the interest thereon, and all modifications, consolidations, renewals, replacements and extensions thereof, termination of the Lease or foreclosure under the mortgage or deeds of trust, to recognize this Lease, if TENANT is not in default. Such subordination shall be effective without the execution of any further instrument. TENANT also agrees that any lessor, mortgagee or trustee may elect to have this Lease prior to any lease or lien of its mortgage or deed of trust, and in the event of such election and upon notification by such lessor, mortgagee or trustee to TENANT to that effect, this Lease shall be deemed prior in lien to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust.

The LANDLORD will arrange with any current or future Mortgagee, on the Mortgagee’s standard form, a Subordination, Non-Disturbance and Attornment Agreement (the “SNDA”), which shall acknowledge TENANT’s rights under the insurance and condemnation sections of this Lease and which also provides, among other items, that if by disposition, foreclosure or otherwise, such holder or any successor-in-interest shall come into possession of the Leased Premises or shall become the owner of the Leased Premises, or take over the right of the LANDLORD in the Leased Premises, such mortgage holder will not disturb the possession, use or enjoyment of the Leased Premises by the TENANT nor disaffirm this Lease or the TENANT’s rights or estate hereunder so long as all of the obligations of TENANT are fully performed in accordance with the terms of this Lease.

31. TENANT’S Attornment: TENANT shall, in the event of the sale or assignment of LANDLORD’S interest in the Leased Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Leased Premises, or in the event of the termination of any lease in a sale-leaseback transaction wherein LANDLORD is the lessee, attorn to and recognize such purchaser or assignee or mortgagee as LANDLORD under this Lease.

TENANT agrees that, upon the request of LANDLORD, or any such lessor, mortgagee or trustee, TENANT shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this paragraph, and in the event TENANT fails to do so within fifteen (15) days after demand in writing, TENANT does hereby make, constitute and irrevocably appoint LANDLORD as its attorney-in-fact, coupled with an interest, in its name, place and stead to sign and deliver such instruments as if the same had been signed and delivered by TENANT.

32. Lease Subject to Financing Requirement: If any lending institution with which LANDLORD has negotiated or may negotiate construction, interim or long-term financing for the Shopping Center does not approve the financial and credit rating of TENANT for purposes of such financing, or if any such lending institution shall require a change or changes in this Lease as a condition of its approval of this Lease for such financing, and if within fifteen (15) days after notice from LANDLORD (a) TENANT fails or refuses to supply or execute assurances and/or guarantees which are stated by LANDLORD as necessary to secure the approval of TENANT’S financial and credit rating by any such lending institution; or (b) if TENANT fails or refuses to execute with LANDLORD the amendment or amendments to this Lease accomplishing the change or changes which are stated by LANDLORD to be needed in connection with approval of this Lease for purposes of such financing, LANDLORD shall have the right to cancel this Lease at any time prior to the commencement of TENANT’S Work as defined herein in Exhibit “B”. In the event of cancellation by LANDLORD hereunder, this Lease shall be and become null and void with no further liability or obligation on the part of either party hereto.

33. Entire Agreement: This Lease, including the Exhibits hereto and any addenda hereto, sets forth all of the covenants, promises, agreements, conditions and understandings between LANDLORD and TENANT concerning the Leased Premises and the Shopping Center. No alteration, amendment, change or addition to this Lease shall be binding upon LANDLORD or TENANT unless reduced to writing, signed by them and mutually delivered between them.

34. TENANT Will Quit: TENANT agrees to quit and remove from the Leased Premises at the end of the term or sooner termination of this Lease, without notice and that TENANT will thereupon without delay deliver to LANDLORD all keys TENANT may have for the Leased Premises.

35. Bankruptcy and Insolvency:

A. In the event TENANT shall become a debtor under Chapter 7 of the Bankruptcy Code as it may be amended or to any other successor statute thereto, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of hereof are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been reflected. LANDLORD shall be thereupon immediately entitled to possession of the demised premises without further obligation to TENANT or Trustee, and this Lease shall be canceled, but LANDLORD’S right to be compensated for damages in such liquidation proceedings shall survive.

B. In the event a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the Petition under Chapters 11 or 13, or the Trustee or Debtor-In- Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapters 7, 11 or 13, shall be effective unless each of the following conditions, which LANDLORD and TENANT acknowledge are commercially reasonable in the context of a bankruptcy proceeding of TENANT, have been satisfied, and LANDLORD has so acknowledged in writing:

(1) The Trustee or the Debtor-In-Possession has cured, or has provided LANDLORD adequate assurance (as defined below) that:

(i) Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

(ii) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

(2) The Trustee or the Debtor-In-Possession has compensated, or has provided to LANDLORD adequate assurance (as defined below) that within ten (10) days from the date of assumption LANDLORD will be compensated for any pecuniary loss incurred by LANDLORD arising from the default of TENANT, the trustee, or the Debtor-In- Possession as recited in LANDLORD’S written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

(3) The Trustee or the Debtor-In-Possession has provided LANDLORD with adequate assurance of the future performance of each of TENANT’S, Trustee’s or Debtor-In- Possession’s obligations under this lease; provided, however, that:

(i) The Trustee or Debtor-In-Possession shall also deposit with LANDLORD, as security for the timely payment of rent, an amount equal to three (3) months rent (as adjusted pursuant to Section 35.B(3)(iii)below) and other monetary charges accruing under this Lease; and

(ii) If not otherwise required by the terms of the Lease, the Trustee or Debtor-In- Possession shall also pay in advance on the date minimum rent is payable 1/12th of TENANT’S annual obligations under this Lease for maintenance, common area charges, real estate taxes, merchants’ association dues, insurance and similar charges.

(iii) From and after the date of the assumption of this Lease, the Trustee or Debtor- In-Possession shall pay as minimum rent an amount equal to the minimum rental otherwise payable hereunder, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable.

(iv) The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

(4) The assumption of this Lease will not:

(i) Breach any provision in any other lease, mortgage, financing agreement or other agreement by which LANDLORD is bound relating to the Shopping Center; or

(ii) Disrupt, in LANDLORD’S reasonable judgment, the tenant mix of the Shopping Center or any other attempt by LANDLORD to provide a specific variety of retail stores in the Shopping Center which, in LANDLORD’S judgment, would be most beneficial to all of the tenants of the Shopping Center and would enhance the image, reputation and profitability of the Shopping Center.

C. For purposes of this Section, LANDLORD and TENANT acknowledge that in the context of a bankruptcy proceeding of TENANT, at a minimum “adequate assurance” shall mean:

(1) The Trustee or Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure LANDLORD that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of TENANT under this Lease, and to keep the demised premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the demised premises; and

(2) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to LANDLORD and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of TENANT, Trustee or Debtor-In-Possession, acceptable as to value and kind to LANDLORD, to secure to LANDLORD with obligation of the Trustee or Debtor-In-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

(3) In the event that this Lease is assumed by a Trustee appointed for TENANT or by TENANT as Debtor-In-Possession under the provisions of Section (2) hereof and thereafter TENANT is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, LANDLORD may, at its option, terminate this Lease and all rights of TENANT hereunder, by giving TENANT written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

(4) If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the terms and provisions of Sections (1) or (2) herein, for the purposes of assigning (or elects to assign) TENANT’S interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if LANDLORD shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section (4) of future performance of all of the terms, covenants and conditions of this Lease to be performed by TENANT.

For purposes of this Section (4), LANDLORD and TENANT acknowledge that, in the context of a Bankruptcy proceeding of TENANT, at a minimum “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and LANDLORD has so acknowledged in writing:

(i) The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by LANDLORD to assure the future performance by such assignee of TENANT’S obligations under this Lease;

(ii) The assignee, if requested by LANDLORD, shall have obtained guarantees in form and substance satisfactory to LANDLORD from one (1) or more persons who satisfy LANDLORD’S standards of creditworthiness;

(iii) The assignee has submitted in writing evidence, satisfactory to LANDLORD, of substantial retailing experience in shopping centers of comparable size to the Shopping Center and in the sale of merchandise and services permitted under this Lease; and

(iv) LANDLORD has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which LANDLORD is bound to permit LANDLORD to consent to such assignment.

(5) When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the demised premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of TENANT for the payment of maintenance, common area charges, real estate taxes, merchants association dues, insurance and similar charges.

(6) Neither TENANT’S interest in the Lease, nor any lesser interest of TENANT herein, nor any estate of TENANT hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of TENANT (hereinafter referred to as the “state law”) unless LANDLORD shall consent to such transfer in writing. No acceptance by LANDLORD of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain LANDLORD’S consent of LANDLORD’S right to terminate this Lease for any transfer of TENANT’S interest under this Lease without such consent.

(7) In the event the estate of TENANT created hereby shall be taken in execution or by other process of law, or if TENANT or any guarantor of TENANT’S obligations hereunder (hereinafter referred to as the “Guarantor”) shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of TENANT or guarantor shall be appointed under state law by reason of TENANT’S or guarantor’s insolvency or if any assignment shall be made of TENANT’S or the law; then and in such event LANDLORD may, at its option, terminate this Lease and all rights of TENANT hereunder by giving TENANT written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

36. Mechanic Liens:

A. TENANT will not permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished by any contractor, subcontractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for TENANT) which might be or become a lien or encumbrance or charge upon the Shopping Center or any portion thereof or the income therefrom. TENANT will not suffer any other matter or thing whereby the estate, rights and interests of LANDLORD in the Shopping Center or any portion thereof might be impaired. If any lien or notice of lien on account of any alleged debt of TENANT or any notice of contract by a party engaged by TENANT or TENANT’S contractor to work on the Premises shall be filed against the Shopping Center or any portion thereof, TENANT shall within ten (10) days after demand from LANDLORD, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If TENANT shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy it may have, LANDLORD may, but shall not be obligated to, discharge such lien by deposit or by bonding proceedings, and in any such event LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of an action for the foreclosure of such lien by the interest, costs and allowances. Any amount so paid by LANDLORD and all costs and expenses, including attorneys’ fees, incurred by LANDLORD and all costs therewith, shall constitute Additional Rent payable by TENANT under this Lease and shall be paid by TENANT to LANDLORD on demand. Nothing herein contained shall obligate TENANT to pay or discharge any lien created by LANDLORD.

B. TENANT shall pay promptly all persons furnishing labor or materials with respect to any work performed by TENANT or TENANT’S contractor in the Premises. No work which LANDLORD permits TENANT to do shall be deemed to be for the immediate use and benefit of LANDLORD so that no mechanic’s or other lien shall be allowed against the estate of LANDLORD by reason of any consent given by LANDLORD to TENANT to improve the Premises.

C. Prior to commencement of any work or the delivery of any material in the Premises by any contractor, subcontractor or materialman (herein collectively called “Contractor”), TENANT shall deliver to LANDLORD a recordable waiver of lien affidavit (herein called “Contractor’s Waiver of Lien”) from TENANT’S General Contractor in the form attached hereto as Exhibit “E”. Contractor’s Waiver of Lien provides, among other things, that the Contractor waives any and all lien rights that it may have against LANDLORD’S interest in the Shopping Center or any portion thereof.

37. Miscellaneous:

A. Holding Over: Any holding over by TENANT after the expiration of the term hereof, with consent of LANDLORD, shall be construed to be a tenant from month to month only, at the rents and on the other terms and conditions herein provided to the extent applicable.

B. Waiver of Jury Trial: Both LANDLORD and TENANT agree hereby to waive and do hereby waive trial by jury in any action, proceedings or counter-claim brought by either or the parties hereto under or in connection with this Lease.

C. Waiver of Right of Redemption: TENANT hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event TENANT is evicted by the Order of any Court pursuant to any dispossessory warrant or proceedings in any court.

D. Quiet Enjoyment: Upon payment by TENANT of the rents and other sums herein reserved and provided to be paid by TENANT and upon the observance and performance by TENANT of all of the covenants, agreements, terms and conditions of this Lease on TENANT’S part to be observed and performed, TENANT shall peaceably and quietly hold and enjoy the Lease Premises for the term hereby demised without hindrance or interruption by LANDLORD or by any persons lawfully claiming or holding by, through or under LANDLORD, subject nevertheless, to the terms, provisions and conditions of this Lease.

38. Recording: LANDLORD and TENANT agree that TENANT may, at its sole cost and expense, prepare and record an appropriate Memorandum of this Lease.

39. Notice of LANDLORD Default: No default on the part of LANDLORD hereunder shall be deemed to have occurred until LANDLORD shall have been given thirty (30) days written notice by TENANT.

40. Succession: Subject to the limitations against assignment and subleasing hereinbefore set out, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein and the word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a tenant herein; and if there shall be more than one tenant any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.

41. Limited Liability: Neither LANDLORD nor any partner of LANDLORD shall be under any personal liability with respect to any of the provisions of this Lease, and if LANDLORD is in breach or default under this Lease, TENANT shall look solely to the equity of LANDLORD in the Leased Premises and the Shopping Center for the satisfaction of TENANT’S remedies. LANDLORD’S liabilities under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of LANDLORD’S equity interest in the Center.

42. Brokers: TENANT represents and warrants to LANDLORD that TENANT has had no dealings, negotiations or consultations with respect to the Leased Premises or this transaction with any broker or other intermediary other than Equity Properties, Inc. and that no other broker or intermediary called the Leased Premises to TENANT’S attention for lease or to any part in any dealings, negotiations or consultations with respect to the Leased Premises or this Lease. TENANT shall indemnify and hold LANDLORD harmless for any damage or liability of LANDLORD caused by any breach of this representation and warranty.

43. Notices:

A. Any notice by TENANT to LANDLORD must be served by certified mail, postage prepaid, addressed to LANDLORD at LANDLORD’S original address, or at such other address as LANDLORD shall designate to TENANT by written notice, which change of address by LANDLORD shall not be effective unless received by TENANT.

B. Any notice by LANDLORD to TENANT must be served by certified mail, postage prepaid, addressed to TENANT at the Leased Premises.

44. Severability: Each of the sections of this Lease is separate and severable, and if any section is found to be unenforceable or void, either by statute or decision of a Court, the remaining sections shall nevertheless be valid and enforceable.

45. Corporate Tenants: TENANT shall provide LANDLORD with an appropriate corporate resolution whereby it covenants and warrants that: The TENANT is a duly constituted corporation qualified to do business in the state in which the Shopping Center is located; all TENANT’S franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for TENANT to comply with applicable laws will be filed by TENANT when due; and the persons executing this Lease are duly authorized by the governing body of such corporation to execute and deliver this Lease (including the confession of judgment provisions hereinbefore contained) on behalf of the corporation.

46. Execution of Lease: The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises or any other space within the Shopping Center and shall vest no right in either party. This Lease shall become effective as a

Lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

47. Guarantees: Deliberately Omitted.

48. Security: Deliberately Omitted.

49 First Months’ Rent: Contemporaneously with the execution of this Lease, TENANT shall pay to LANDLORD the first one (1) months’ rent in advance which shall be applied against the first one (1) months’ rent when the same comes due.

IN WITNESS WHEREOF, LANDLORD and TENANT have duly executed this Lease as of the day and year first above written.

LANDLORD:
ATTEST:	100 BRENTWOOD ASSOCIATES, LP

BY:

TENANT:
ATTEST:	THE BRYN MAWR TRUST COMPANY

/s/ Gloria Reiff	BY:	/s/ Robert J. Riccardi

If TENANT is a corporation, Lease should be executed by the President or Vice President and Secretary or Treasurer and the corporate seal should be affixed hereto.

If TENANT is a partnership, all partners should execute this Lease.

If TENANT is an individual or partnership, all signatures should be witnessed.

EXHIBIT “A”

EXHIBIT “B”

TENANT’S WORK

TENANT acknowledges that it is accepting the building in an “as-is” condition. TENANT shall be responsible for all costs related to improvements to the building and all costs related to repairs and maintenance of the building, including, but not limited to, roof and structural repairs.

EXHIBIT “C”

SIGNS

It is understood and agreed that the TENANT shall have the right to signage similar to signs presently located in the Shopping Center which the demised premises is a part or signage which falls under the specifications set forth, whichever policy is then in effect. TENANT shall present to LANDLORD prior to construction and installation of any sign, a professionally drawn rendering specifying size, material, coloring, copy and any other specifications included but not limited to lighting and electrical load.

1. Signs shall be designed in accordance with local code requirements and regulations outlined in these Criteria.

2. No signs, other than at the locations outlined in these Criteria, will be permitted on the building.

3. Sign motifs for any signs or banners other than the pylon sign shall be submitted to LANDLORD for approval. LANDLORD’S approval of sign motifs shall not be unreasonably withheld so long as they meet the Criteria set forth herein.

4. No detached signs of any kind shall be permitted. No exterior theater attraction boards or changeable letter signs shall be permitted.

5. Except as herein provided, TENANT shall not be entitled to place any sign or advertising matter on the outer surface of the perimeter or surfaces of the Leased Premises nor shall TENANT be entitled to place any sign on the roof of the Leased Premises, unless TENANT receives all necessary governmental approvals and complies with all local zoning and similar ordinances and otherwise complies with the Criteria herein.

6. No flood lighting of signs or storefronts by TENANT shall be permitted, unless TENANT receives all necessary governmental approvals and complies with all local zoning and similar ordinances and otherwise complies with the Criteria herein.

7. The size, design, color, material, specific location, content, type of construction, method of mounting and illumination of each sign, as well as TENANT’S storefront design shall be subject to the approval of the LANDLORD. TENANT shall submit complete, detailed drawings, containing all of the above information for each sign to LANDLORD, for review and approval, along with actual samples of all sign materials.

8. The maximum height of all sign letters shall be two (2) feet, plus or minus, unless a larger sign is permitted by local code or a variance from such code is obtained by TENANT at its sole expense.

9. LANDLORD at his absolute discretion reserves the right to waive any of the above provisions when circumstances warrant such action. LANDLORD may also amend the sign specifications from time to time.

10. TENANT is permitted to place in the interior of the Leased Premises, including on the glass of any window or door of the Leased Premises, neat, professionally prepared signs, which are presented in good taste, without the consent of LANDLORD required. If, however, the LANDLORD in its reasonable judgment deems the signs offensive, TENANT shall remove same within two (2) days after written notice thereof by LANDLORD. TENANT shall, at its sole cost and expense, maintain such sign, decoration, lettering, or advertising matter as may be permitted hereunder, in good condition and repair at all times.

11. Each sign shall be supported with non-corrosive type fastener, for example, stainless steel or aluminum. Holes drilled for fasteners or connections through the supporting wall must be applied with an acceptable water sealant, for example, clear silicone as to prevent leakage.

12. TENANT is entitled to place a sign on the Shopping Center pylon sign at its own expense. Such sign shall be of appropriate size and shape to fit in the place shown on the attached rendering of the pylon sign and shall meet all other Criteria set forth herein.

EXHIBIT “D”

CONTRACTOR’S WAIVER OF LIEN

1. Affiant holds the position of                                                               with a licensed general contractor, a licensed subcontractor or materialman (herein called “Contractor” for purposes of convenience) and is authorized to give this Waive of Lien on behalf of said entity.

2. This Waiver of Lien is given to                                                               (herein called “LANDLORD”) for the benefit of LANDLORD, its lenders and their respective title companies, with the understanding that they may rely on this Waiver of Lien.

3. Contractor has contracted with                                                               (herein called “TENANT”) for certain services, materials, supplies, machinery and/or fixtures for the alteration and improvement of Premise known as Store No.    , (the “Premises”) located at                                                               (the “Shopping Center”).

4. Contractor has not entered into any contract, written or oral, with LANDLORD or any agent or contractor of LANDLORD for the improvement of LANDLORD’S interest in the Shopping Center. Contractor agrees that neither it, nor any subcontractor or materialman, nor any other person furnishing labor or materials shall file any lien or assert any rights against LANDLORD or LANDLORD’S interest in the Shopping Center or any portion thereof and furthermore each of them hereby waives any liens or assertion furnished under any supplemental contact or arrangement for extra work in the erection, construction and completion of such building, buildings or improvements.

5. Prior to permitting any subcontractor or materialman to perform services or furnish material, Contractor will obtain and deliver to LANDLORD an executed Waiver of Lien in this form from each subcontractor or materialman.

6. Contractor agrees to indemnify and hold harmless LANDLORD, its lenders and their respective title companies from any and all claims, actions, demands, costs and expenses whatsoever including premiums on bonds and reasonable attorney’s fees at trial and on appeal arising out of or concerning this Waiver of Lien.

7. Nothing herein shall abridge or abrogate the right of the Contractor to assert any lien rights which it has or may have against any interest of TENANT in the Premises.

8. This Waiver of Lien shall be binding upon the Contractor, its heirs, successors and assigns and shall inure to the benefit of LANDLORD and the partners therein, and their respective successors, heirs and assigns.

9. For the purpose of effecting the Waiver of Lien contained herein, such Waiver of Lien shall be deemed a part of the Contractor’s contract as described in Paragraph 3 above, but it is understood and agreed that LANDLORD shall have no liability to the undersigned with respect to said contract.

10. In the event any mechanic’s lien or claim is filed by Contractor, Contractor hereby irrevocably waives any right to a jury trial in any action to strike or discharge the lien.

11. If the Contractor files a mechanic’s lien, notwithstanding this Waiver, LANDLORD shall have the right to discharge the lien by appropriate legal proceedings and the right to be completely reimbursed and indemnified by Contractor against expenses and losses resulting from such lien. Such expenses and losses shall include any attorneys’ fees, surety bond premiums and other costs incurred in attempting to discharge or remove each lien, and any damages or other losses resulting from such lien, all of which the Contractor agrees to pay.

12. Contractor hereby warrants and represents that at the time of execution hereof, no work of any kind has been done and no materials or supplies of any kind have been furnished in connection with work in the Premises.

13. This Agreement and stipulation is made and intended to be filed with the County Prothonotary in accordance with requirements of Section 402 of the Mechanics’ Lien Law of 1963 of the Commonwealth of Pennsylvania (49 P.S. Sec. 1402).

IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this      day of             , 2004.

CONTRACTOR

ATTEST:	If Contractor is a corporation

BY:

WITNESS:	If Contractor is an individual or partnership:

ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT AND

WAIVER OF NOTICE AND OPPORTUNITY TO BE HEARD PRIOR

TO ENTRY OF JUDGMENT AND ENFORCEMENT OF JUDGMENT

THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT THE UNDERSIGNED IS EXECUTING AND DELIVERING TO 100 BRENTWOOD ASSOCIATES, LP A GUARANTY AND SURETYSHIP WHICH CONTAINS A CONFESSION OF JUDGMENT CLAUSE PURSUANT TO WHICH 100 BRENTWOOD ASSOCIATES, LP IS AUTHORIZED TO ENTER A JUDGMENT AGAINST THE UNDERSIGNED AND IN FAVOR OF 100 BRENTWOOD ASSOCIATES, LP UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE GUARANTY AND SURETYSHIP. IN ADDITION, THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT PURSUANT TO THE CONFESSION OF JUDGMENT CLAUSE, 100 BRENTWOOD ASSOCIATES, LP IS ENTITLED TO ENTER A JUDGMENT FOR MONEY OR FOR POSSESSION OR BOTH UPON SAID DEFAULT. IN CONSIDERATION OF THE WILLINGNESS OF 100 BRENTWOOD ASSOCIATES, LP TO CONVEY POSSESSION OF THE PREMISES AS PROVIDED IN THE LEASE, THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY ACKNOWLEDGES, CONSENTS AND AGREES AS FOLLOWS:

(a) THE UNDERSIGNED IS FULLY AWARE OF THE RIGHTS OF THE UNDERSIGNED TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THE UNDERSIGNED BY 100 BRENTWOOD ASSOCIATES, LP UNDER THE LEASE BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE UNDERSIGNED CAN BE GARNISHED AND ATTACHED AND A RIGHT OF POSSESSION BE ENFORCED;

(b) THE UNDERSIGNED IS FULLY AWARE THAT BY AUTHORIZING CONFESSION OF JUDGMENT, THE UNDERSIGNED IS GIVING UP THE RIGHT OF THE UNDERSIGNED TO ANY NOTICE OR OPPORTUNITY TO BE HEARD PRIOR TO THE ENTRY OF JUDGMENT IN FAVOR OF 100 BRENTWOOD ASSOCIATES, LP AND PRIOR TO GARNISHMENT AND ATTACHMENT OF THE UNDERSIGNED’S ASSETS;

(c) THE UNDERSIGNED IS FULLY AWARE THAT A JUDGMENT ENTERED AGAINST THE UNDERSIGNED WILL CONSTITUTE A LIEN UPON ANY REAL ESTATE OF THE UNDERSIGNED LOCATED IN THE COUNTY IN WHICH JUDGMENT IS ENTERED AND WILL ENTITLE 100 BRENTWOOD ASSOCIATES, LP TO IMMEDIATE ATTACHMENT AND GARNISHMENT OF THE UNDERSIGNED’S ASSETS WITHOUT PRIOR NOTICE;

(d) THE UNDERSIGNED WAIVES THE RIGHT WHICH THE UNDERSIGNED HAS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THE UNDERSIGNED BY FIRST 100 BRENTWOOD ASSOCIATES, LP UNDER THE GUARANTY AND SURETYSHIP AND AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LEASE

GUARANTY AND SURETYSHIP, 100 BRENTWOOD ASSOCIATES, LP MAY OBTAIN A JUDGMENT FOR MONEY AGAINST THE UNDERSIGNED WITHOUT THE UNDERSIGNED’S PRIOR KNOWLEDGE OR CONSENT AND WITHOUT THE OPPORTUNITY TO RAISE ANY DEFENSE, SET OFF, COUNTERCLAIM OR OTHER CLAIM WHICH THE UNDERSIGNED MAY HAVE.

(e) THE UNDERSIGNED FURTHER WAIVES ANY RIGHTS WHICH THE UNDERSIGNED MAY HAVE TO NOTICE AND A HEARING PRIOR TO ENFORCEMENT OF A JUDGMENT FOR MONEY ENTERED BY 100 BRENTWOOD ASSOCIATES, LP.

(f) THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED WILL BE UNABLE TO CHALLENGE THE JUDGMENT IN THE EVENT THAT 100 BRENTWOOD ASSOCIATES, LP ENTERS JUDGMENT FOR MONEY, EXCEPT BY PROCEEDING TO OPEN OR STRIKE THE JUDGMENT; AND THAT SUCH A PROCEEDING WILL REQUIRE PAYMENT OF ATTORNEY’S FEES AND COSTS BY THE UNDERSIGNED;

(g) THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE GUARANTY AND SURETYSHIP ENTERED INTO PERTAINS TO A COMMERCIAL BUSINESS TRANSACTION.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have dully executed this Acknowledgment of Confession of Judgment this      day of             , 2004.

ATTEST:	THE BRYN MAWR TRUST COMPANY

BY: